UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. One

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2005

RENTECH, INC.

(Exact Name of Registrant as specified in its Charter)

Colorado	0-19260	84-0957421
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 17th Street, Suite 720 Denver, Colorado	80202-1557
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (303) 298-8008

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

This Amendment No. One on Form 8-K/A amends the Current Report on Form 8-K of this Company filed on January 19, 2005. Effective January 18, 2005, Rentech, Inc. entered into an amendment to the stock purchase agreement dated December 10, 2004 between it and Royster-Clark, Inc. The amendment extended the date after which the agreement is subject to termination from January 31, 2005 to February 17, 2005. The amendment to the agreement is attached as Exhibit 10.1 and is incorporated in this Current Report on Form 8-K by reference. The foregoing description of the amendment to the agreement is qualified in its entirety by reference to that exhibit.

Item 7.01 Regulation FD Disclosure.

On January 27, 2005, Rentech issued a press release announcing its entry into the amendment of the stock purchase agreement with Royster-Clark, Inc. dated December 10, 2004. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit No.	Description of Exhibit
10.1	Amendment effective as of January 18, 2005 to the Stock Purchase Agreement with Royster-Clark, Inc.

99.1	Press release by Rentech, Inc. dated January 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: January 27, 2005	By:	/s/ Ronald C. Butz
Ronald C. Butz
Vice President and Chief Operating Officer